As filed with the Securities and Exchange Commission on May 26, 2017
Registration No. 333-217915

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3109229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Steuart Tower
1 Market Plaza, Suite 900
San Francisco, California 94105
(415) 788-0100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor M. Garcia
President and Chief Executive Officer
CAI International, Inc.
Steuart Tower
1 Market Plaza, Suite 900
San Francisco, California 94105
(415) 788-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Wes, Jr.
Sonny Allison
Ned A. Prusse
Perkins Coie LLP
3150 Porter Drive
Palo Alto, California 94304
(650) 838-4300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
__________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)
Primary Offering (3)
Common Stock, par value $0.0001	—	—	—	—
Preferred Stock, par value $0.0001	—	—	—	—
Debt Securities	—	—	—	—
Convertible Debt Securities	—	—	—	—
Warrants	—	—	—	—
Units (7)	—	—	—	—
Primary Offering Total			$300,000,000	(6)
Secondary Offering (4)
Common stock, par value $0.0001	3,000,000	$20.135(5)	$60,405,000(5)	$1,166.83(5)(6)(8)
(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)
With respect to the primary offering, there are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, convertible debt securities, warrants and/or units of the registrant as shall have an aggregate initial offering price not to exceed $300,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for such conversion or exchange. The amount of each class of securities being registered under this registration statement is not specified pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)
With respect to the primary offering, pursuant to Rule 416 under the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of shares of common stock are registered hereunder that may be issued upon conversion of or exchange for any convertible preferred stock or debt securities.

(4)
With respect to the secondary offering, this registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act. The registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

(5)
Pursuant to Rule 457(c) under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for our common stock traded as reported on the New York Stock Exchange on May 10, 2017.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include (i) $300,000,000 of unsold securities to be sold by the registrant and (ii) 2,500,000 shares of common stock to be sold by the selling stockholders, in each case previously registered on the registrant’s registration statement on Form S-3 which was declared effective on June 19, 2014 (Registration No. 333-195557) (the “Prior Registration Statement”).  In connection with the registration of such unsold securities on the Prior Registration Statement, the registrant paid registration fees of $45,894, which fees will continue to be applied to such unsold securities included in this registration statement.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.  A filing fee of $1,166.83 is paid herewith in connection with 500,000 additional shares of common stock to be sold by the selling stockholders and registered hereunder.

(7)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, convertible debt securities and warrants.
(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CAI International, Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-217915), initially filed on May 12, 2017 (the “Registration Statement”), to update the undertakings included in Part II, Item 17 of the Registration Statement.  Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signatures and the exhibit index. This Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions.  All expenses are estimates.

SEC registration fee	$1,166.83
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Transfer agent and registrar fees	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
_____________________________________

**	These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

Our bylaws, which incorporate Section 145 of the DGCL, provides that we will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (1) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the registrant; or (2) in the case of a criminal proceeding, had no reasonable cause to believe the claimant’s conduct was unlawful. This determination will be made by our disinterested directors, our stockholders or independent counsel in accordance with Section 145 of the DGCL.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of CAI International, Inc. or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).
3.2	Amended and Restated Bylaws of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, dated March 10, 2009).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Certificate of Designation with respect to Preferred Stock.*
4.4†	Form of Senior Debt Indenture.
4.5†	Form of Subordinated Debt Indenture.
4.6	Form of Senior Debt Security.*
4.7	Form of Subordinated Debt Security.*
4.8	Form of Warrant and Warrant Agreement.*
4.9	Form of Unit Agreement.*
5.1†	Opinion of Perkins Coie LLP.
12.1†	Calculation of Ratio of Earnings to Fixed Charges.
23.1†	Consent of KPMG LLP, independent registered public accounting firm.
23.2†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included on the signature page hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture.#
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Debt Indenture.#

†	Previously filed.

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

(a)           The undersigned registrant hereby undertakes:

                (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 26, 2017.

CAI INTERNATIONAL, INC.
By:	/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	May 26, 2017
Hiromitsu Ogawa

*	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2017
Victor M. Garcia

/s/ Timothy B. Page	Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2017
Timothy B. Page

*	Director	May 26, 2017
Marvin Dennis

*	Director	May 26, 2017
Masaaki (John) Nishibori

*	Director	May 26, 2017
David G. Remington

*	Director	May 26, 2017
Gary M. Sawka

* By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Attorney-in-Fact
Date: May 26, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).
3.2	Amended and Restated Bylaws of CAI International, Inc. (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K, dated March 10, 2009).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended, File No. 333-140496).
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Certificate of Designation with respect to Preferred Stock.*
4.4†	Form of Senior Debt Indenture.
4.5†	Form of Subordinated Debt Indenture.
4.6	Form of Senior Debt Security.*
4.7	Form of Subordinated Debt Security.*
4.8	Form of Warrant and Warrant Agreement.*
4.9	Form of Unit Agreement.*
5.1†	Opinion of Perkins Coie LLP.
12.1†	Calculation of Ratio of Earnings to Fixed Charges.
23.1†	Consent of KPMG LLP, independent registered public accounting firm.
23.2†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included on the signature page hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Senior Debt Indenture.#
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, under the Subordinated Debt Indenture.#

†	Previously filed.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.